EXHIBIT (H)
                                   -----------

                            Administration Agreement





                            ADMINISTRATION AGREEMENT

                          BETWEEN CONSECO SERIES TRUST

                                       AND

                              CONSECO SERVICES LLC

         THIS ADMINISTRATION AGREEMENT is entered into as of this 3rd day of May, 1999, by and between Conseco Series Trust (the "Trust"), a Massachusetts business trust having its principal office and place of business at 11825 N. Pennsylvania St., Carmel, Indiana, and Conseco Services LLC (the "Administrator"), an Indiana limited liability company having its principal office and place of business at 11815 N. Pennsylvania St., Carmel, Indiana.


                                   WITNESSETH:
                                   -----------

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the " 1940 Act"), as an open-end diversified management investment company;

         WHEREAS, the Trust has established several separate series of shares, each of which represents a separate portfolio of investments, and may establish additional series of shares (each series now or hereafter listed on Schedule A hereto, as such schedule may be amended from time to time, shall be referred to herein as a "Portfolio"); and

         WHEREAS, the Trust desires to retain the administrator to provide administrative services to each Portfolio, and the Administrator is willing to provide said services directly or through other entities;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties mutually agree as follows:

1.       EMPLOYMENT; DUTIES OF THE ADMINISTRATOR

1.1 The Trust hereby employs the Administrator as administrator of each Portfolio, and the Administrator agrees to provide the services set forth herein in return for the compensation under Paragraph 2.

1.2 Subject to the supervision and direction of the Board of Trustees of the Trust (the "Trustees"), the Administrator shall supervise each Portfolio's business and affairs and shall provide the services required for the effective administration of each Portfolio to the extent not otherwise provided by employees, agents or contractors of the Trust. These services shall include: (i) furnishing, without cost to each Portfolio, such equipment, facilities and personnel as needed in connection with the Portfolio's operations, (ii) supervising the preparation and filing of all documents required for compliance by each Portfolio with the federal and state securities laws, (iii) monitoring and reporting on compliance by each Portfolio with its investment policies and restrictions to the extent not already provided by the Trust's investment adviser, (iv) furnishing clerical and bookkeeping services as needed by each Portfolio in connection with its operation (including establishing appropriate expense accruals, maintaining expense files and coordinating payment of invoices), (v) maintaining the books and records required by the 1940 Act, (vi) fund accounting,
         (vii) assisting in the preparation and distribution of annual and other reports to shareholders of each Portfolio, (viii) monitoring and reporting on compliance with NASD rules, (ix) monitoring and reporting on compliance with applicable Internal Revenue Code provisions and regulations, (x) supervising the preparation and filing of any federal, state and local income tax returns, (xi) preparing for meetings of the Trustees and shareholders, (xii) permitting its directors, officers and employees to serve, without compensation from the Trust or each Portfolio, as Trustees or officers of the Trust, (xiii) overseeing the determination and publication of each Portfolio's net asset value per share in accordance with the Portfolio's policies, and (xiv) overseeing relations with, and the performance of, agents engaged by the Trust, such as its transfer agent, custodian, independent accountants and legal counsel. Nothing contained herein shall be deemed to relieve or deprive the Trustees of their responsibility for and control of the conduct of the affairs of the Trust or the Portfolios.

1.3 The administrative services provided hereunder will exclude (i) portfolio custodial services provided by the Trust's custodian, (ii) transfer agency services provided by the Trust's transfer agent, if any, (iii) distribution services provided by the distributor of the Trust's shares, Conseco Equity Sales, Inc., if any, and (iv) any administrative services provided by the Trust's investment adviser pursuant to its investment advisory agreements with the Trust.

2.       ADMINISTRATION FEES

2.1 As compensation for the services rendered and the expenses assumed by the Administrator pursuant to this Agreement, each Portfolio shall pay the Administrator a fee computed at the annual rate set forth on Schedule A, as such schedule may be amended from time to time.

2.2 The administration fee shall be accrued daily by each Portfolio and paid to the Administrator at the end of each calendar month. In the case this Agreement becomes effective or terminates with respect to any Portfolio before the end of any month, the administration fee for that month shall be calculated on the basis of the number of business days during which it is in effect for that month.

3 .      EXPENSES

         Each Portfolio shall bear all expenses of its operation (including its proportionate share of the general expenses of the Trust) not specifically assumed by the Administrator. Expenses borne by each Portfolio shall include, but are not limited to, (i) organizational and offering expenses of the Portfolio and expenses incurred in connection with the issuance of shares of the Portfolio; (ii) fees of the Trust's custodian and transfer agent; (iii) expenditures in connection with meetings of shareholders and Trustees, other than those called solely to accommodate the Administrator; (iv) compensation and expenses of Trustees who are not interested persons of the Trust or the
         Administrator ("Disinterested Trustees"); (v) the costs of any liability, uncollectible items of deposit and other insurance or fidelity bond; (vi) the cost of preparing, printing, and distributing prospectuses and statements of additional information, any supplements thereto, proxy statements, and reports for existing shareholders; (vii) legal, auditing, and accounting fees; (viii) trade association dues;
         (ix)  filing  fees  and  expenses  of   registering   and   maintaining
         registration of shares of the Portfolio under applicable federal and state securities laws; (x) brokerage commissions; (xi) taxes and governmental fees; and (xii) extraordinary and non-recurring expenses.

4.       REPRESENTATIONS AND WARRANTIES OF THE ADMINISTRATOR AND THE TRUST

4.1      The Administrator represents and warrants to the Trust that:

         (a) It is a limited liability company duly organized and existing, in good standing, under the laws of the State of Indiana.

         (b) It is duly qualified to carry on its business in the State of Indiana.

         (c) It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

         (d) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

         (e) It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

4.2      The Trust represents and warrants to the Administrator that:

         (a) It is a business trust duly organized and existing, in good standing, under the laws of the Commonwealth of Massachusetts.

         (b) It is empowered under applicable laws and by its Agreement and Declaration of Trust and By-Laws to enter into and perform this Agreement.

         (c)    All  corporate   proceedings  required  by  said  Agreement  and
                Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

         (d) A registration statement under the Securities Act of 1933, as amended, and the 1940 Act is currently effective and will remain effective, and appropriate securities filings have been made and will continue to be made, with respect to all shares of the Portfolios being offered for sale.

5.       CONFIDENTIALITY

         Subject to the duty of the Trust or the Administrator to comply with applicable law, each party agrees, on its own behalf and on behalf of its employees, agents and contractors, to treat as confidential all information with respect to the other party received pursuant to this Agreement.

6.       DELEGATION OF DUTIES

         The Administrator may delegate to a sub-administrator the performance of any or all of its duties hereunder with respect to one or more Portfolios. The Administrator shall be responsible to the Trust and the Portfolios for the acts and omissions of any sub-administrator to the same extent as it is for its own acts and omissions. The Administrator shall compensate any sub-administrator retained pursuant to this Agreement out of the fees it receives pursuant to Paragraph 2 above.

7.       LIABILITY

7.1 The Administrator and its officers, directors or employees shall not be liable for, and each Portfolio shall indemnify and hold the Administrator harmless from, any and all losses, damages, or expenses resulting from any action taken or omitted to be taken by the Administrator hereunder, except a loss, damage or expense resulting from willful misfeasance, bad faith or negligence of the Administrator or that of its officers, directors or employees or the reckless disregard by the Administrator or its officers, directors or employees of obligations and duties hereunder. Nothing herein shall in any way constitute a waiver or limitation of any rights which may exist under any federal securities laws.

7.2 A copy of the Trust's Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Trustees as Trustees and not individually. The Administrator acknowledges and agrees that the obligations of a Portfolio hereunder are not binding upon any of the Trustees or shareholders of the Portfolio personally but are binding only upon the assets and property of that Portfolio and no other.

8.       PORTFOLIO RECORDS

         In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records which it maintains on behalf of the Trust are the property of the Trust, will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act, and will be surrendered promptly to the Trust upon request.

9.       ADDITIONAL PORTFOLIOS

         In the event that the Trust establishes one or more series of shares with respect to which it desires to have the Administrator render services under this Agreement, it shall so notify the Administrator in writing. If the Administrator agrees in writing to provide said services, such series of shares shall become a Portfolio hereunder upon execution of a new Schedule A and approved by the Trustees.

10.      TERM OF AGREEMENT

         This Agreement, as amended, shall become effective on the date above written and shall continue in effect for two years from such date unless sooner terminated as hereinafter provided. Thereafter, this Agreement shall continue in effect with respect to each Portfolio from year to year so long as such continuation is approved at least annually for each Portfolio by (i) the Trustees or by the vote of a majority of the outstanding voting securities of the Portfolio and (ii) the vote of a majority of the Disinterested Trustees, with such vote being cast in person at a meeting called for the purpose of voting on such approval.

11.      TERMINATION

         This Agreement may be terminated by either party upon sixty (60) days' prior written notice to the other. Termination of this Agreement with respect to one Portfolio shall not affect the continued effectiveness of this Agreement with respect to any other Portfolio.

12.      AMENDMENT

         This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by the Trustees.

13.      ASSIGNMENT

         Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

14.      APPLICABLE LAW

         This  Agreement   shall  be  construed  and  the   provisions   thereof
         interpreted under and in accordance with the laws of the State of Indiana, except insofar as the 1940 Act may be controlling.

15.      DEFINITIONS

         As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons," and "assignment" shall have the meaning as set forth in the 1940 Act. In addition, when the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

16.      SEVERABILITY

         The provisions of this Agreement shall be considered severable and if any provision of this Agreement is deemed to be invalid or contrary to any existing or future law, such invalidity shall not impair the operation of or affect any other provision of this Agreement which is valid.

17.      MERGER OF AGREEMENT

         This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

18.      COUNTERPARTS

         This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers on the day and year first above written.


ATTEST:                                          CONSECO SERIES TRUST


                                                 By:
--------------------------------                    ----------------------------
William P. Kovacs                                        Maxwell E. Bublitz
                                                         President


ATTEST:                                          CONSECO SERVICES LLC



                                                 By:
------------------------------                      ----------------------------
Karl W. Kindig                                          Thomas J. Kilian
                                                        President

                              CONSECO SERIES TRUST
                            ADMINISTRATION AGREEMENT



                                   SCHEDULE A

                       SERIES                                    ANNUAL FEE
                       ------                                    ----------
      Equity (formerly, Common Stock) Portfolio                            .20%
      Balanced (formerly, Asset Allocation) Portfolio                      .20%
      Fixed Income (formerly, Corporate Bond) Portfolio                    .20%
      Government Securities Portfolio                                      .20%
      Money Market Portfolio                                               .20%